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DUPLICATA                                                          EXHIBIT 10.50

                               N E S T L E  S.A.


                                                   Dreyer's Grand Ice
                                                   Cream Holdings, Inc.
                                                   5929 College Avenue
                                                   Oakland, CA 94618
                                                   U.S.A.
                                                   Attn. A. Romaneschi
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                                   Vevey, May 28th, 2004

RE: BRIDGE LOAN FACILITY FOR UP TO USD 400 MILLION DATED JUNE 11, 2003 BY AND BETWEEN NESTLE S.A. AND DREYER'S GRAND ICE CREAM HOLDINGS, INC., AS AMENDED

Dear Mr. Romaneschi,

As discussed, the referenced Bridge Loan Facility shall be amended, effective as of May 28th, 2004, by replacing in its entirety the Events of Default paragraph with the following:

EVENTS OF DEFAULT        :         The occurrence of any of the following shall
                                   constitute an Event of Default:
                                   (a)  Failure to pay any principal amount due
                                        hereunder within five business days
                                        after the date due.
                                   (b)  An Event of Default under the Dreyer's
                                        Grand Ice Cream, Inc. Credit Agreement
                                        dated July 25, 2000, as amended, (the
                                        "Credit Facility"), or any other credit
                                        facility replacing in whole or in part
                                        such Credit Facility pursuant to which
                                        the lender(s) thereto have made a
                                        demand for the immediate payment of
                                        principal due thereunder.
                                   (c)  Any representation or warranty by
                                        Borrower is incorrect in any material
                                        respect.
                                   (d)  Determination by the Lender in
                                        accordance with the Margin determination hereunder (as amended) for any reporting period that either (i) the net debt/EBITDA ratio exceeds 5.0, or (ii) funds from operations (profit after taxes depreciation and amortization)/net debt is below 15%.


AVENUE NESTLE 55        CH - 1800 VEVEY (SUISSE)         TELEPHONE 021 924 27 11
                             TELEFAX  021 921 18 85


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All other terms and conditions of the referenced Bridge Loan Facility are unchanged by this amendment letter and remain in full force and effect.

Please indicate your agreement by signing and returning to us the attached copy of this amendment letter.


                                                  Nestle S.A.



                                        /s/ Ph. Blondiaux         /s/ J. Marmier
                                        -----------------         --------------
                                            Ph. Blondiaux             J. Marmier


Agreed and accepted:

Dreyer's Grand Ice Cream Holdings, Inc.


/s/ William C. Collett
----------------------
By: William C. Collett